UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 17, 2010

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 17, 2010, Tenet Healthcare Corporation (“Tenet”) sold $600,000,000 in aggregate principal amount of 8% Senior Notes due 2020 (the “Senior Notes”) in a private placement. Tenet will pay interest on the Senior Notes semi-annually, in arrears, on February 1 and August 1 of each year, commencing February 1, 2011, to holders of record on the immediately preceding January 15 and July 15 of such year. The Senior Notes are unsecured and will rank equally with all of Tenet’s existing and future unsecured senior debt, will rank senior to all of Tenet’s existing and future unsecured subordinated debt and will be effectively subordinated to all of Tenet’s existing and future secured debt, to the extent of the value of the collateral securing such secured indebtedness.

The Senior Notes were issued under an Indenture, dated as of November 6, 2001, as supplemented by a Twelfth Supplemental Indenture (the “Supplemental Indenture”), dated August 17, 2010, between Tenet and The Bank of New York Mellon Trust Company, N.A., as Trustee.

Before August 1, 2013, Tenet, at its option, may redeem, subject to certain conditions, up to 35% of the aggregate principal amount of the Senior Notes with the net cash proceeds of one or more Qualified Equity Offerings (as defined in the Supplemental Indenture) at a price equal to 108% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. After August 1, 2015, Tenet, at its option, may redeem the Senior Notes, in whole or in part, at the redemption prices and terms set forth in the Supplemental Indenture, together with accrued and unpaid interest thereon, if any, to the redemption date. Tenet, at its option, may also redeem, in whole or in part, the Senior Notes at any time on or before August 1, 2015, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus the applicable make-whole premium set forth in the Supplemental Indenture, together with accrued and unpaid interest.

Subject to the terms of the Supplemental Indenture, Tenet may be required to purchase for cash all or any part of the Senior Notes upon the occurrence of a “change of control” (as defined in the Supplemental Indenture) for a cash purchase price of 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest.

The Supplemental Indenture contains covenants that, among other things, restrict Tenet’s ability and the ability of its subsidiaries: (1) to incur liens on principal properties and (2) to enter into sale and lease-back transactions with respect to principal properties. A principal property is defined in the Supplemental Indenture as a hospital that has an asset value on our books in excess of 5% of our consolidated net tangible assets, as defined. These limitations do not apply, however, to (1) debt that is not secured by principal properties or (2) debt that is secured by principal properties if the aggregate of such secured debt does not exceed 15% of our consolidated net tangible assets, as further described in the Supplemental Indenture. The Supplemental Indenture also prohibits the consolidation, merger or sale of all or substantially all assets unless no event of default would result after giving effect to such transaction.

In connection with the issuance of the Senior Notes, on August 17, 2010, Tenet also entered into an Exchange and Registration Rights Agreement dated as of August 17, 2010 (the “Registration Rights Agreement”), with Barclays Capital Inc., Banc of America Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Scotia Capital (USA) Inc. Pursuant to the Registration Rights Agreement, Tenet has agreed to use commercially reasonable efforts to register with the Securities Exchange Commission notes having substantially identical terms as the Senior Notes as part of an offer to exchange freely tradable exchange notes for these notes subject to the terms set forth in the Registration Rights Agreement.

The proceeds from the sale of the Senior Notes will be used, after deducting commissions, to pay a portion of the purchase price, plus accrued and unpaid interest, for Tenet’s 7.375% Senior Notes due 2013 tendered pursuant to an Offer to Purchase dated August 3, 2010, which sets forth the terms and conditions of Tenet’s offer to purchase for cash up to $800,000,000 in aggregate principal amount of Tenet’s 7.375% Senior Notes due 2013 (the “Tender Offer”). Tenet will use any remaining net proceeds for repurchases of its other outstanding senior notes through public or privately negotiated transactions. Pending application of the net proceeds, Tenet will deposit them in an interest bearing account.

The foregoing is a summary and is qualified by reference to the Supplemental Indenture and Registration Rights Agreement, which are filed herewith as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On August 17, 2010, Tenet issued a press release announcing the completion of its private offering of 8% senior notes due 2020. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 17, 2010, Tenet issued a separate press release announcing that $781.5 million aggregate principal amount of its outstanding 7.375% senior notes due 2013 (approximately 78.3%) had been tendered pursuant to the Tender Offer before the expiration of the early tender time. For additional information, reference is made to the press release announcing the early tender results attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Twelfth Supplemental Indenture dated as of August 17, 2010 between Tenet and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.1	Exchange and Registration Rights Agreement dated as of August 17, 2010, by and among Tenet, Barclays Capital Inc., Banc of America Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Scotia Capital (USA) Inc.

99.1	Press Release issued by Tenet on August 17, 2010, relating to sale of Senior Notes.

99.2	Press Release issued by Tenet on August 17, 2010, relating to the results of the Tender Offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Biggs C. Porter
Biggs C. Porter
Chief Financial Officer

Date: August 17, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Twelfth Supplemental Indenture dated as of August 17, 2010 between Tenet and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.1	Exchange and Registration Rights Agreement dated as of August 17, 2010, by and among Tenet, Barclays Capital Inc., Banc of America Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Scotia Capital (USA) Inc.

99.1	Press Release issued by Tenet on August 17, 2010, relating to sale of Senior Notes.

99.2	Press Release issued by Tenet on August 17, 2010, relating to the results of the Tender Offer.